UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 16, 2014

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Grants

On January 16, 2014, the Dominion Resources, Inc. (Dominion) Compensation, Governance and Nominating Committee (CGN Committee) approved the 2014 Annual Incentive Plan (the “Plan”).  Under the Plan, Dominion’s officers are eligible for an annual performance-based cash award.  Each officer has a target incentive award under the Plan based on a percentage of base salary.  For 2014, the target percentages of base salary for Dominion’s named executive officers are as follows:  Chairman, President and Chief Executive Officer – 125%; Executive Vice President and Chief Financial Officer – 100%; Executive Vice President and Chief Executive Officer – Dominion Generation Group – 90%; Executive Vice President and Chief Executive Officer – Energy Infrastructure Group – 90%; and President and Chief Nuclear Officer – Dominion Nuclear – 70%.

The Plan is funded based on the achievement of consolidated financial operating earnings goals, with potential funding ranging from 0% to 200% of the target funding with the CGN Committee retaining negative discretion with respect to funding for those officers subject to Internal Revenue Code Section 162(m).  For most officers, payout of the amount funded under the Plan is subject to achievement of applicable consolidated financial, business unit financial, and operating and stewardship goals, including safety and diversity.  For those Dominion officers whose compensation may be subject to the deduction limits imposed under Internal Revenue Code Section 162(m), payout of incentives under the Plan will be based solely on the achievement of the funding goals in order to preserve the deduction of any payouts they receive under the Plan.

On January 16, 2014, the CGN Committee also awarded both Messrs. Thomas F. Farrell II and Mark F. McGettrick a one-year cash performance grant equal in value up to 100% and 75%, respectively, of their 2014 Plan targets, tied to certain strategic initiatives for 2014.  These initiatives relate to the strategic role that the planned 2014 launch of a master limited partnership will have on the long-term financial performance of Dominion and the development of a long-term plan reflecting generation and midstream and pipeline opportunities.  Payout of this cash performance grant may range from 0% to 100% of the grant amount based on the CGN Committee’s assessment of progress made in 2014 on these initiatives.

2014 Long-Term Incentive Program

On January 16, 2014, the CGN Committee approved the 2014 Long-Term Incentive Program (the “Program”) for its officers, including its named executive officers.  The Program is being awarded pursuant to Dominion’s 2005 Incentive Compensation Plan, as amended, and consists of two components of equal value: a restricted stock grant and a cash-based performance grant. The restricted stock is subject to a three-year cliff vesting period, while payout of the performance grant will be based on the achievement of two performance metrics: total shareholder return relative to companies that are listed as members of the Philadelphia Stock Exchange Utility Index (weighted 50%) and return on invested capital (weighted 50%).  Payout on the performance grant will be made by March 15, 2016, with the amount of the award to vary depending on the level of achievement of the performance metrics.  The CGN Committee retains authority to exercise negative discretion to lower payouts as it may deem appropriate, in its sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/Carter M. Reid
Carter M. Reid Senior Vice President – Chief Administrative and Compliance Officer and Corporate Secretary

Date:  January 23, 2014